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Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement of BlackRock EcoSolutions Investment Trust (the "Trust") (Investment Company Act Registration No. 811-22082) and the Registration Statement under the Securities Act of 1933 on Form N-2 of our report dated August 3, 2007, relating to the financial statements of the Trust as of July 16, 2007 and for the period from June 13, 2007 (date of inception) to July 16, 2007 appearing in the Statement of Additional Information, and the reference to us under the heading "Experts" in such Statement of Additional Information, which are both incorporated by reference as part of this Registration Statement, and which are also included as part of Pre-Effective Amendment No. 3 to the Registration Statement of the Trust on Form N-2 (Securities Act Registration No. 333-143800 and Investment Company Act Registration No. 811-22082), dated September 24, 2007.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts

September 25, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM